Exhibit 99.1

Sonic Foundry Reports Fourth Quarter and Fiscal 2012 Results

Company posts improved annual revenues and billings

MADISON, Wis.--(BUSINESS WIRE)--December 6, 2012--Sonic Foundry, Inc. (NASDAQ: SOFO), the trusted market leader for video management and academic, enterprise and event webcasting, today announced financial results for its fourth fiscal quarter and fiscal year ended September 30, 2012.

2012 Fiscal Fourth Quarter

  Revenues of $6.2 million, down 7 percent from the fiscal fourth quarter of 2011
  Product and other revenue of $3.1 million, down 10 percent from the fiscal fourth quarter of 2011
  Services revenue of $3.1 million, down 4 percent from $3.2 million in the fourth quarter of fiscal 2011
  GAAP net loss of $(103) thousand or $(0.03) per basic share, compared to net loss of $(406) thousand or $(0.11) per basic share in the fiscal fourth quarter of 2011, or net income of $122 thousand excluding a one-time accrued severance expense of $528 thousand
  Gross margin of $4.5 million or 72 percent compared to $4.9 million or 73 percent for the fiscal fourth quarter of 2011
  Equity investment in earnings from Mediasite KK of $170 thousand related to our 23% ownership interest in our Japanese partner
  Non-GAAP net income of $281 thousand or $0.07 per basic share compared to non-GAAP net income of $820 thousand or $0.21 per basic share in the fourth quarter of fiscal 2011
  Unearned revenue balance of $5.6 million, compared to $6.0 million at September 30, 2011
  Cash balance of $4.5 million at September 30, 2012

2012 Fiscal Year

  Revenues of $26.1 million, an increase of 3 percent, compared to $25.2 million in 2011
  Services revenue increased 10 percent from $12.2 million in 2011 to $13.4 million in 2012
  Billings of $25.7 million compared to $25.2 million in 2011
  GAAP net income was $157 thousand or $0.04 per basic and diluted share, compared to a net loss of $(243) thousand or $(0.06) per basic share in 2011 or net income of $285 thousand excluding a one-time accrued severance expense in 2011
  Gross margin of $18.8 million or 72 percent compared to $17.9 million or 71 percent in 2011
  Equity investment in earnings from Mediasite KK of $420 thousand related to our 23% ownership interest in our Japanese partner
  Non-GAAP net income was $1.7 million or $0.43 per basic share compared to non-GAAP net income of $1.9 million or $0.51 per basic share in fiscal year 2011

Non-GAAP net income primarily excludes all non-cash related expenses of stock compensation, accrued severance, depreciation, amortization, provision for income taxes and includes the cash impact of billings not recognized as revenue. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

At September 30, 2012, $5.6 million of revenue was deferred, of which the Company expects to realize approximately $2.2 million in the quarter ending December 31, 2012. Revenue from service contracts is recognized over the life of the contract. Services revenue includes Mediasite customer support contracts as well as training, installation, rental, event and content hosting services.

Services billings for fiscal 2012 were $13.0 million, an increase of 7 percent over fiscal 2011. Support and maintenance billings were $7.3 million, same as in fiscal 2011, and event services and hosting billings totaled $5.8 million, up 19 percent from $4.8 million in fiscal 2011.

International product and service billings accounted for 27 percent of overall billings, compared to 25 percent in fiscal 2011. In fiscal 2012, 81 percent of billings were to preexisting customers, compared to 67 percent in fiscal 2011, with 60 percent to education customers and 29 percent to corporate.

The Company’s revenue for the fourth quarter was below expectations due to lengthened procurement timeframes caused by larger and more centralized deployments of Mediasite products and the slower global economy. Lecture capture in higher education is becoming a mainstream application and this will ultimately result in opportunities for increased revenue growth. In past years, more opportunities consisted of smaller applications which often require less substantial reviews. The Company’s sales process has been adjusted to account for the longer procurement cycle in future revenue estimates.

For the full year, the Company delivered a 3% increase in revenue and generated $157 thousand of GAAP income in spite of the timing issues in closing opportunities during the fourth quarter which are now anticipated to close in 2013 and an incremental product investment in excess of $1 million.

The Company has revised its forecasting model for 2013 to provide better guidance to investors. This new model separates revenue growth expectations into two components: growth from the core customer base, including recurring support revenue and incremental product purchases, and growth from large new customer opportunities which have multi-year sales cycles. For 2013, the full year outlook for core growth is 13%. Growth in revenue for very large new customer opportunities is expected to add as much as 8% based on the timing of these large and complex projects. Additionally, we expect both GAAP net income and gross margins will improve over 2012 and expect our spending for research and development will decline as a percentage of revenue in the second half of 2013.

“While sales cycles continue to lengthen, they do so in the context of increasingly more strategic and larger centralized deployments of our technology. We’ve re-invested in our product this year to maintain our leadership position in the market and to ensure that our already successful Mediasite offerings target the more complex needs of customers as they further expand their deployments,” said Gary Weis, chief executive officer of Sonic Foundry. “Our aggressive approach to research and development marks an important new era for Sonic Foundry, one in which we create opportunities in new markets, drive additional growth within existing markets and continue to cultivate larger more complex enterprise-level deals.”

Sonic Foundry will host a corporate webcast today for analysts and investors to discuss its fourth quarter and fiscal 2012 results at 3:30 p.m. CT / 4:30 p.m. ET. It will use its patented rich media communications system, Mediasite, to webcast the presentation for both live and on-demand viewing. To access the presentation, register at www.sonicfoundry.com/earnings. An archive of the webcast will be available for 30 days.

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use a measure of non-GAAP net income or loss in our financial presentation, which excludes certain non-cash costs and includes certain cash billings not recognized as revenue for GAAP purposes. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Our non-GAAP financial measures reflect adjustments based on the following items:

  Billings not recorded as revenue: We have included the cash effect of billings not recorded as revenue, which are deferred for GAAP purposes, in arriving at non-GAAP net income or loss. Our services are typically billed and collected in advance of providing the service which requires minimal cost to perform in the future. Billings are a better indicator of customer activity and cash flow than revenue is, in management’s opinion, and is therefore used by management as a key operational indicator.

  Depreciation and amortization of intangible and other assets expenses: We have excluded the effect of depreciation and amortization of assets from our non-GAAP net income or loss. Amortization of intangible assets expense varies in amount and frequency and it is significantly affected by the timing and size of our acquisitions. Depreciation and amortization of asset costs is a non-cash expense that includes the periodic write-off of tooling, product design and other assets that contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Non-cash provision for income taxes: We have excluded the impact of the provision for income taxes from our non-GAAP net income or loss. The provision for income taxes is associated with the difference in treatment of goodwill which is not expensed for GAAP purposes but is amortized over a fifteen year life for Federal income tax purposes. The result is a non-cash expense and liability that will never be paid.
  Severance expense: We have excluded the effect of severance expenses related to the resignations of Rimas Buinevicius, former Executive Chairman of the Board, and Monty Schmidt, former Chief Technology Officer. These severance expenses are a non-cash expense for fiscal year 2011 and we have excluded the effect of these executive changes from our non-GAAP net income for fiscal year 2011.
  Stock-based compensation expenses: We maintain an employee qualified stock option plan under which we grant options to acquire common stock to eligible employees. We also maintain an employee stock purchase plan under which common stock may be issued to eligible employees at a reduced price. Stock-based compensation expenses are recorded for these plans in accordance with FASB Accounting Standards Codification subtopic 718, Compensation-Stock Compensation. Stock-based compensation expense is a non-cash expense. As a result, we have excluded the effect of stock-based compensation expenses from our non-GAAP net income or loss.

About Sonic Foundry®, Inc.

Sonic Foundry (NASDAQ: SOFO) is the trusted market leader for enterprise webcasting solutions, providing video content management and distribution for education, business and government. Powered by the patented Mediasite webcasting platform and webcast services of Mediasite Events, the Company empowers people to advance how they share knowledge online, using video webcasts to bridge time and distance, enhance learning outcomes and improve performance.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

Sonic Foundry, Inc. Condensed Consolidated Balance Sheets (in thousands, except for share data)

	September 30, 2012	September 30, 2011
Assets
Current assets:
Cash and cash equivalents	$4,478	$5,515
Accounts receivable, net of allowances of $85 and $90	5,578	5,799
Inventories	1,053	536
Prepaid expenses and other current assets	757	740
Total current assets	11,866	12,590
Property and equipment:
Leasehold improvements	852	980
Computer equipment	3,851	3,586
Furniture and fixtures	865	461
Total property and equipment	5,568	5,027
Less accumulated depreciation and amortization	2,624	3,391
Net property and equipment	2,944	1,636
Other assets:
Goodwill	7,576	7,576
Investment in Mediasite KK	420	-
Other intangibles, net of amortization of $180 and $137	15	38
Total assets	$22,821	$21,840

Liabilities and stockholders' equity
Current liabilities:
Revolving line of credit	$-	$-
Accounts payable	1,604	1,373
Accrued liabilities	850	1,073
Accrued severance	-	528
Unearned revenue	5,284	5,547
Current portion of capital lease obligation	129	89
Current portion of notes payable	667	897
Total current liabilities	8,534	9,507

Long-term portion of unearned revenue	349	471
Long-term portion of capital lease obligation	131	177
Long-term portion of notes payable	766	694
Leasehold improvement liability	532	-
Deferred tax liability	1,970	1,730
Total liabilities	12,282	12,579

Stockholders' equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued and outstanding	—	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 3,909,040 and 3,845,531 shares issued and 3,896,324 and 3,832,815 shares outstanding	39	38
Additional paid-in capital	189,459	188,339
Accumulated deficit	(178,764)	(178,921)
Receivable for common stock issued	(26)	(26)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders' equity	10,539	9,261
Total liabilities and stockholders' equity	$22,821	$21,840

Sonic Foundry, Inc. Condensed Consolidated Statements of Operations (in thousands, except for share and per share data)

	Years Ended September 30,
	2012	2011

Revenue:
Product	$12,385	$12,784
Services	13,409	12,187
Other	296	251
Total revenue	26,090	25,222

Cost of revenue:
Product	5,883	5,957
Services	1,363	1,354
Total cost of revenue	7,246	7,311
Gross margin	18,844	17,911

Operating expenses:
Selling and marketing	11,841	10,755
General and administrative	2,815	2,811
Severance costs	-	528
Product development	4,079	3,539
Total operating expenses	18,735	17,633
Income from operations	109	278

Equity investment in earnings from Mediasite KK	420	-
Other expense, net	(132)	(310)
Income (loss) before income taxes	397	(32)
Provision for income taxes	(240)	(211)
Net income (loss)	$157	$(243)

Net income (loss) per common share:
– basic	$0.04	$(0.06)
– diluted	$0.04	$(0.06)

Weighted average common shares
– basic	3,857,161	3,748,840
– diluted	3,907,888	3,748,840

Non-GAAP Consolidated Statements of Operations (in thousands, except for per share data)

	Fiscal Quarter Ended September 30, 2012			Fiscal Quarter Ended September 30, 2011
	GAAP	Adj(1)	Non-GAAP	GAAP	Adj(1)	Non-GAAP

Revenues	$6,219	$(73)	$ 6,146	$6,677	$276	$6,953

Cost of revenue	1,722	—	1,722	1,825	—	1,825

Total operating expenses	4,683	(397)	4,286	5,129	(919)	4,210

Income (loss) from operations	(186)	324	138	(277)	1,195	918

Equity investment in earnings from Mediasite KK	170	—	170	—	—	—
Other expense, net	(27)	—	(27)	(98)	—	(98)
Provision for income taxes	(60)	60	—	(31)	31	—

Net income (loss)	$(103)	$384	$ 281	$(406)	$1,226	$820

Basic net income (loss) per common share	$(0.03)	$0.10	$ 0.07	$(0.11)	$0.32	$0.21

(1)Adjustments consist of the following:

Billings		$(73)			$276
Depreciation and amortization		246			211
Non-cash tax provision		60			31
Severance costs		-			528
Stock-based compensation(2)		151			180

Total non-GAAP adjustments		$384			$1,226

(2) Stock-based compensation is included in the following GAAP operating expenses:

Selling and marketing		$97			$121
General and administrative		8			13
Product development		46			46

Total stock-based compensation		$151			$180

Non-GAAP Consolidated Statements of Operations (in thousands, except for per share data)

	Fiscal Year Ended September 30, 2012			Fiscal Year Ended September 30, 2011
	GAAP	Adj(1)	Non-GAAP	GAAP	Adj(1)	Non-GAAP

Revenues	$26,090	$(385)	$25,705	$25,222	$(55)	$25,167

Cost of revenue	7,246	—	7,246	7,311	—	7,311

Total operating expenses	18,735	(1,641)	17,094	17,633	(2,005)	15,268

Income from operations	109	1,256	1,365	278	1,950	2,228

Equity investment in earnings from Mediasite KK	420	—	420	—	—	—
Other expense, net	(132)	—	(132)	(310)	—	(310)
Provision for income taxes	(240)	240	—	(211)	211	—

Net income (loss)	$157	$1,496	$ 1,653	$(243)	$2,161	$1,918

Basic net income (loss) per common share	$0.04	$0.39	$ 0.43	$(0.06)	$0.57	$0.51

(1)Adjustments consist of the following:

Billings		$(385)			$(55)
Depreciation and amortization		899			770
Non-cash tax provision		240			211
Severance costs		-			528
Stock-based compensation(2)		742			707

Total non-GAAP adjustments		$1,496			$2,161

(2) Stock-based compensation is included in the following GAAP operating expenses:

Selling and marketing		$485			$482
General and administrative		43			49
Product development		214			176

Total stock-based compensation		$742			$707

CONTACT:
Sonic Foundry, Inc.
For investor inquiries:
investor@sonicfoundry.com
or
For media relations:
Tammy Jackson, 608-770-9052
tammy@sonicfoundry.com